Exhibit 23.1

BNSF RAILWAY COMPANY NON-SALARIED

EMPLOYEES 401(k) RETIREMENT PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated June 19, 2006, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement of Form S-8 (file number 33-63249) pertaining to the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan and the related prospectus.

/s/ Whitley Penn LLP

Fort Worth, Texas

June 28, 2006